Exhibit 10.17

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE ANTHERA PHARMACEUTICALS, INC.
2013 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
No. of Restricted Stock Units Granted:
Grant Date:
Grant Date Fair Value:

Pursuant to the Anthera Pharmaceuticals, Inc. 2013 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Anthera Pharmaceuticals, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above.  Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share (the “Stock”) of the Company,

1.           Restrictions on Transfer of Award.  The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.           Vesting of Restricted Stock Units.  The Restricted Stock Units shall vest in accordance with the schedule set forth below, provided in each case that the Grantee is then, and since the Grant Date has continuously been, employed by the Company or its Subsidiaries.

Incremental (Aggregate) Number of Restricted Stock Units Vested	Vesting Date
( %)
( %)
( %)

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.

3.           Termination of Employment.  If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

4.           Receipt of Shares of Stock.  As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.           Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.           Tax Withholding.   The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

7.           No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

8.           Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

ANTHERA PHARMACEUTICALS, INC.

By:
Name:
Title:

2

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Grantee’s Signature

Grantee’s name and Address